Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Cory J. McQueen
Vice President and
Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL REPORTS 2008 FISCAL YEAR END RESULTS

PARK CITY, Utah, November 20/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2008 fourth quarter and year ended September 30, 2008.

Net sales for the fiscal 2008 fourth quarter were $40.9 million compared to $39.9 million for the same quarter of fiscal 2007.  For the fourth quarter of fiscal 2008, net income was $1.5 million, or $0.14 diluted earnings per share, compared to net income of $2.6 million, or $0.23 diluted earnings per share, for the same quarter of fiscal 2007.  Net income for the fourth quarter of fiscal 2008 included a non-cash goodwill impairment charge of $1.8 million (net of tax), or $0.17 per diluted share, related to the company’s health food stores.  Net income for the fourth quarter of fiscal 2007 included a non-cash intangible asset impairment charge of $0.3 million (net of tax), or $0.02 per diluted share, related to the re-branding of certain health food stores.

Net sales for the fiscal year ended September 30, 2008 were $166.9 million compared to $156.5 million for fiscal 2007.  For fiscal 2008, net income was $11.9 million (including the $1.8 million goodwill impairment charge), or $1.07 diluted earnings per share (including the goodwill impairment charge of $0.16 per share), compared to net income of $13.0 million (including the $0.3 million intangible asset impairment charge), or $1.15 diluted earnings per share (including the intangible asset impairment charge of $0.02 per share), for fiscal 2007.

Operating cash flow for the fiscal year ended September 30, 2008 was $20.3 million compared to $23.8 million for the same period of fiscal 2007.  This operating cash flow, combined with net borrowings of $8.0 million, was used to invest $17.9 million in property and equipment, $5.9 million in acquisitions of branded natural product businesses and $4.5 million in repurchases of common stock.

Bill Gay, chairman and chief executive officer, commented, “Fiscal 2008 revenues were the highest in company history and reflect the positive contributions of our fiscal 2007 and 2008 acquisitions.  Fiscal 2008 gross profit margins were strong and improved slightly to 54.4% as a result of our focus on raw material sourcing and controlling manufacturing costs.  Our management team has been successful during these challenging economic times by focusing on cost containment throughout the company to offset costs that are outside of our control and inflationary pressures.  We believe that the strength of our balance sheet, operating cash flows and bank relationships are important and will enable us to execute our business strategy and pursue acquisition opportunities that can enhance EBITDA and profitability.  We are appreciative of our customers, employees and investors that support us in our efforts to improve our business and achieve leadership in the Healthy Foods Channel.”

ABOUT NUTRACEUTICAL

We are an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, we market and distribute branded nutritional supplements and other natural products to and through health and natural product distributors and retailers.  Our core business strategy is to acquire, integrate and operate, from beginning to end, the manufacturing, marketing and distribution of branded nutritional supplement businesses in the natural products industry.  We believe that the consolidation and integration of these acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

We sell branded nutritional supplements and other natural products under the trademarks Solaray®, VegLife®, KAL®, Nature’s Life®, Sunny Green®, Action Labs®, Natural Balance®, NaturalMax®, bioAllers®, Herbs for KidsTM, Natra-Bio®, NaturalCare®, Zand®, Health from the Sun®, Life-flo®, Larénim®, Living Flower Essences®, Pioneer®, Thompson®, Natural Sport®, Supplement Training Systems®, Premier One®, Montana Big Sky™, ActiPet®, FunFresh Foods™, Dowd & Rogers™, CompliMed®, AllVia™, Oakmont Labs®, Healthway®, Body Gold®, Sayge Biosciences™, Monarch Nutraceuticals™ and Great Basin Botanicals™.  Under the name Woodland Publishing™, we publish, print and market a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores.  We also distribute branded products of certain third parties.

We own neighborhood natural food markets, which operate under the trade names The Real Food Company ™, Thom’s Natural Foods™ and Cornucopia Community Market™.  We also own health food stores, which operate under the trade names Fresh Vitamins™, Granola’s™ and Pilgrim’s Natureway™.

We manufacture and/or distribute one of the broadest branded product lines in the industry with over 4,000 SKUs, including over 700 SKUs sold internationally.  We believe that as a result of our emphasis on innovation, quality, loyalty, education and customer service, our brands are widely recognized in health and natural food stores and among their customers.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Press Release. Important factors that may cause our results to differ from these forward-looking statements include, but are not limited to, government regulations,  product liability claims and litigation, insurance coverage issues, a decrease in or slowing of the growth rate of the vitamin, mineral and supplement market, the success of the healthy foods channel, consumer perception of safety and quality of our products and similar products, competition, intellectual property rights of other parties, the loss of key personnel, disruptions from acquisitions, issues with obtaining raw materials of adequate quality or quantity, problems with information management systems, manufacturing efficiencies and operations, litigation generally, the volatility of the stock market generally and of our stock specifically, a general lack of adequate industry analyst coverage, and other factors indicated from time to time in our SEC reports, copies of which are available upon request from our investor relations group or which may be obtained at the SEC’s website (www.sec.gov).

© 2008 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; dollars in thousands)

	September 30,	September 30,
	2008	2007
Assets
Current assets, net	$55,577	$51,534
Property, plant and equipment, net	52,356	39,506
Goodwill	37,632	38,978
Other non-current assets, net	16,099	16,384
	$161,664	$146,402

Liabilities and Stockholders’ Equity
Current liabilities	$19,239	$20,275
Long-term liabilities	28,965	20,208
Stockholders’ equity	113,460	105,919
	$161,664	$146,402

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share data)

	Three months ended September 30,		Twelve months ended September 30,
	2008	2007	2008	2007
Net sales	$40,899	$39,902	$166,885	$156,548
Cost of sales	18,914	18,429	76,106	71,622
Gross profit	21,985	21,473	90,779	84,926
Operating expenses
Selling, general and administrative	16,434	16,217	66,973	61,905
Amortization of intangible assets	179	161	701	391
Impairment of goodwill and intangible asset	2,875	450	2,875	450
Income from operations	2,497	4,645	20,230	22,180
Interest and other (income)/expense, net	262	443	1,270	1,257
Income before provision for income taxes	2,235	4,202	18,960	20,923
Provision for income taxes	708	1,597	7,017	7,951

Net income	$1,527	$2,605	$11,943	$12,972

Net income per common share
Basic	$0.14	$0.23	$1.09	$1.17
Diluted	0.14	0.23	1.07	1.15

Weighted average common shares outstanding
Basic	10,846,018	11,136,702	10,993,505	11,054,828
Diluted	10,966,785	11,307,910	11,127,634	11,253,283

NUTRACEUTICAL INTERNATIONAL CORPORATION

ADJUSTED EBITDA SCHEDULE

(unaudited; dollars in thousands)

	Three months ended September 30,		Twelve months ended September 30,
	2008	2007	2008	2007

Net income	$1,527	$2,605	$11,943	$12,972
Provision for income taxes	708	1,597	7,017	7,951
Interest and other (income)/expense, net (1)	262	443	1,270	1,257
Depreciation and amortization	1,603	1,292	5,859	4,793
Impairment of goodwill and intangible asset (2)	2,875	450	2,875	450

Adjusted EBITDA	$6,975	$6,387	$28,964	$27,423

(1)   Includes amortization of deferred financing fees.

(2)          A non-cash goodwill impairment charge of $2,875 related to the company’s health food stores was recorded for the three months and twelve months ended September 30, 2008. A non-cash intangible asset impairment charge of $450 related to the re-branding of certain health food stores was recorded for the three months and twelve months ended September 30, 2007.